Exhibit 5.1

[McGuireWoods LLP Letterhead]

November 13, 2007

Rubicon Technology, Inc.

9931 Franklin Avenue

Franklin Park, Illinois 60131

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Rubicon Technology, Inc., a Delaware corporation (the “Company”) of a Registration Statement on Form S-1, as amended (Registration Statement No. 333-145880) (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of up to 7,705,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The 7,705,000 shares of the Company’s Common Stock to be registered include 5,500,000 shares of Common Stock initially to be sold by the Company, 1,005,000 shares of Common Stock for which the underwriters have been granted an over-allotment option and 1,200,000 shares of Common Stock that may be sold by certain selling stockholders named in the Registration Statement (the “Selling Stockholders”) in the form of shares that are presently issued and outstanding (the “Issued Stock”).

In rendering this opinion, we have examined and relied upon:

(1) the Registration Statement and the preliminary prospectus, dated November 1, 2007, prepared in connection with the Registration Statement (the “Prospectus”);

(2) the Company’s Amended and Restated Certificate of Incorporation, as amended, and Bylaws, as currently in effect;

(3) the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registration Statement and the Company’s Amended and Restated Bylaws, filed as Exhibit 3.2 to the Registration Statement, each of which shall be in effect upon the closing of the offering contemplated by the Registration Statement;

(4) the form of underwriting agreement (the “Underwriting Agreement”) by and among the Company, the Selling Stockholders and UBS Securities LLC, as representative of the underwriters named therein, filed as Exhibit 1.1 to the Registration Statement;

(5) minutes of meetings and actions by written consent of the incorporator, Company’s stockholders and Board of Directors that are contained in the Company’s minute books that are in our possession, together with resolutions to be adopted by the Pricing Committee of the Company’s Board of Directors with respect to the sale of the stock;

November 13, 2007

(6) the Selling Stockholder Irrevocable Power of Attorney and the Custody Agreement entered into by each of the Selling Stockholders in connection with the sale of the Issued Stock; and

(7) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering the opinions set forth below, we have assumed that (1) all information contained in all documents reviewed by us is correct, (2) all signatures on all documents reviewed by us are genuine, (3) all documents submitted to us as originals are true and complete, (4) all documents submitted to us as copies are true and complete copies of originals thereof, (5) each natural person signing any document reviewed by us had the legal capacity to do so and (6) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity. Our opinion is expressed only with respect to the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions related thereto.

Based on the foregoing, it is our opinion that: (1) up to 6,505,000 shares of the Company’s Common Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and the Underwriting Agreement to be entered into among the Company, the Selling Stockholders and the underwriters, and in accordance with the resolutions adopted by the Pricing Committee of the Company’s Board of Directors, will be validly issued, fully paid and non-assessable; and (2) up to 1,200,000 shares of the Company’s Common Stock to be sold by the Selling Stockholders are validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP